Exhibit 99.1a

FARMER BROS. CO. ACQUIRES COFFEE BEAN INTL

April 30, 2007

We are proud to announce that Farmer Bros Co. has acquired Coffee Bean Intl, one of the nation’s leading specialty coffee roasters.

As a wholly owned subsidiary of FBC, Coffee Bean Intl will continue to be based in Portland, and will operate as a separate company under its current leadership and management team. Further, Farmer Bros. is planning additional investments in the CBI business, including improvements to the roasting plant that will increase CBI’s capacity.  Speaking for Coffee Bean Intl, Patrick Criteser said:

“Coffee Bean Intl has grown into one of the largest specialty roasters in the U.S., notably without changing the way we roast coffee or the quality of the coffee that we produce. Farmer Bros. understands our business, supports our operations and growth initiatives, and is providing us with the chance to grow — our way. With this support, Coffee Bean Intl will be even better positioned to achieve our vision of becoming the world’s preeminent wholesale specialty roaster.”

A Great Fit

Coffee Bean Intl, founded in 1972, is one of North America’s first roasters of specialty coffees and is regarded as one of the industry’s premier roasters and wholesalers of specialty coffee. Coffee Bean Intl focuses on the upper end of the quality spectrum, serving several thousand customers nationally, including independent specialty coffee shops and larger, prestigious quality-oriented chains and private-label retailers.

Farmer Bros. primarily serves a variety of traditional coffee blends at different price points to restaurants such as independent operators and regional and franchise chains, as well as other institutional buyers such as hotels, convenience stores and hospitals. Farmer Bros., through its far-reaching distribution network, competes on the quality and cost of its coffee, its personalized service and timely delivery and its wide range of related products. Speaking for Farmer Bros., Rocky Laverty said:

“We believe CBI will help re-ignite the growth of Farmer Bros. by establishing an immediate presence in the fast-growing  market  for  specialty coffee. As CBI gains access to our capital strength and distribution capabilities, we believe it will be able to further capitalize on the opportunities for its specialty coffees and private-label programs.”

CBI and FBC fit neatly together, with very little overlap and much to gain from the other:

•                  Coffee Bean Intl competes in the market for specialty coffee — a fast-growing market sector in which FBC has only a small presence. FBC plans to participate in the growth of this sector through ownership of CBI, and to meet its customers’ requests for specialty coffees by offering the products of one of the best “artisan” roasters in the world.

•                  The two organizations address different needs and different customers. Our plan is for both companies to continue to address their unique customers’ needs with the same care and diligence as in the past.

•                  FBC has a far-reaching distribution network, strong capital resources, efficient production and increasingly robust information systems.  FBC is in a position to make the substantial investments that Coffee Bean Intl requires in its production and operations to keep pace with its customers’ growth and its new business opportunities without sacrificing quality.

Coffee Bean Intl’s Methods and Approaches Will Continue

We do not intend to change the way Coffee Bean Intl sources its coffee, the way it employs small-batch artisan roasting techniques or the way it supports its customers’ marketing programs.

In fact, those are the very traits that attracted Farmer Bros. to

Coffee Bean Intl and we will work to make sure they live on.

FBC is committed to helping CBI’s team to remain focused on building its business and supporting its customers even as its operations become stronger and more efficient.

Coffee Bean Intl specializes in small-batch roasted coffees, prepared under the personal supervision of its experienced Roastmaster and his team. Its roasting style is European, using cast iron gas-fired drum roasters that are strictly air-cooled, and it offers both fractional and bulk packaging with valve and nitrogen flush capability.  Coffee Bean Intl will continue this roasting technique, even as we invest in new production capacity.

Coffee Bean Intl is especially well positioned to meet the rising demand from retailers who want to offer coffee that reflects the quality and personality of their brands. These retailers see private-label coffee as a natural fit with their branding programs because of the ability to create clear differentiation through a coffee brand, the fragmentation of coffee brands and the high cost for a retailer to create a coffee branding program with its in-house resources.  We hope to help the people of CBI build on this strength.

Another strength of Coffee Bean Intl that we want to continue is CBI’s ability to win the business of coffeehouse owners who are discriminating lovers — and even students — of coffee. Many of these customers spend most of their waking time in their coffee shops; they select Coffee Bean Intl because it provides them with the quality of the coffees that they want — with a large selection of single-origin roasts as well as blended and flavored coffees — in addition to support for their branding, training, and marketing.

We are proud that Coffee Bean Intl will remain under the leadership of the people who have helped make this such a special and unique company. The leadership team includes:

•                  Patrick Criteser, President. He became President in 2006 after successfully working to strengthen Coffee Bean Intl’s account management teams and marketing efforts. Earlier, he held positions in strategic planning, business development, marketing and operations management at Nike, Disney and Procter & Gamble, and is a graduate of the University of Washington and Harvard Business School.

•                  Margaret Crow, Senior Vice President of Customer Development. She joined Coffee Bean Intl in 1992, served several years as President and shifted to her current position so she could spend more time with her family. She leads CBI’s account management teams; she was an architect of its national account strategy and its turnkey programs for private label customers. A graduate of Occidental College in California, she lives in the Portland area.

•                  Paul Thornton, Roastmaster. He joined the roasting and production team at Coffee Bean Intl in 1982; today he’s responsible for all aspects of coffee roasting and quality assurance, and he also manages Coffee Bean Intl’s purchasing of green coffee. He is a founder and now serves as the Chair of the Specialty Coffee Association of America’s prestigious Roasters’ Guild. He’s one of only a handful of certified “Q Tasters” in the U.S.

Others who will continue in their roles include Bruce Mullins, Vice President of Product Development, who has been with Coffee Bean Intl for 24 years; Robert Reed, Vice President of Supply Chain, who joined the company three years ago with extensive experience in food manufacturing; Jennifer Gallegos, Vice President of Sales, who joined the company from PepsiCo, where her projects included a joint venture with Starbucks; and Andy Kunkler, Chief Financial Officer, a six-year veteran of Coffee Bean Intl who has extensive experience in finance and accounting.

We look forward to welcoming all the people of CBI into the Farmer Bros. family and we look forward to reporting on our progress as we prepare for FBC’s second century.

Rocky Laverty	Guenter W. Berger	Patrick Criteser
President & COO	Chairman & CEO	President & CEO
Farmer Bros. Co.	Farmer Bros. Co.	Coffee Bean Intl

About Coffee Bean International

Coffee Bean Intl Inc. (CBI), founded in 1972, is one of North America’s first roasters of specialty coffees. Coffee Bean Intl’s focus is on the upper end of the quality spectrum, and is regarded as one of the industry’s premier roaster/wholesalers.  Based in Portland, Ore., Coffee Bean Intl serves more than 2,000 active customers, including many independent specialty coffee retailers and prestigious larger, quality-oriented chains. It offers more than 100 unique specialty coffees, including single-origins, dark roasts, certified organic and fair trade, flavors, blends, and espressos. Coffee Bean Intl sources green coffee from 17 premier countries, including selections of rare “Limited Edition” and “Estate” coffees. Its coffees are sold under private labels and under the Panache®, Cafe’ Tierra® and Blue Parrot® Coffee Works brand names.  It also is a leading supplier of quality bulk and teabag teas, including the Xanadu® and Country Spice® tea brands, and it distributes syrups, confections and merchandise.

About Farmer Brothers Co.

Farmer Bros. Co. is an institutional coffee roaster that sells a variety of coffee and allied products to the food service industry. The Company’s signature trucks and vans bearing the “Consistently Good” logo are seen throughout Farmer Brothers’ 28-state service area.  Farmer Brothers trades on Nasdaq under the symbol “FARM.” It has paid a dividend in every year since 1953, increased its dividend in every year since 1997, and its stock price has risen on a split-adjusted basis from $1.80 a share in 1980. For more information, go to: www.farmerbroscousa.com.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this letter regarding the risks, circumstances and financial trends that may affect our future operating results, financial position and cash flows are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “feels,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Users should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, fluctuations in availability and cost of green coffee, competition, organizational changes, the impact of a weaker economy, business conditions in the coffee industry and food industry in general, the Company’s continued success in attracting new customers, variances from budgeted sales mix and growth rates, and weather and special or unusual events, as well as other risks described in this report and other factors described from time to time in the Company’s filings with the SEC.